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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12
CITIZENS BANKING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     ☐  Fee paid previously with preliminary materials.

     ☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Thomas W. Gallagher
General Counsel and Secretary
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 2006
To the Shareholders of Citizens Banking Corporation:
     Notice is hereby given that the annual meeting of shareholders of Citizens Banking Corporation (the “Corporation”) will be held in the Presidential Ball Room located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Thursday, April 20, 2006, at 10:00 a.m., local time, for the following purposes:
     (1) To elect one (1) Class I director to serve a two (2) year term or until his successor is duly elected and qualified; and
     (2) To elect four (4) Class II directors to serve a three (3) year term, or until their successors are duly elected and qualified; and
     (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED.
     Shareholders of record of the Corporation’s common stock outstanding at the close of business on February 28, 2006 are entitled to notice of and to vote at the meeting.
     You are invited to attend this meeting. Please date, sign and return your proxy promptly in the enclosed, stamped envelope whether or not you plan to be present at the meeting. In the alternative, you may vote via the Internet or by telephone by following the procedures set forth on the enclosed proxy card. You may still vote in person if you attend the meeting and are a shareholder of record or have a legal proxy from a shareholder of record.

By Order of the Board of Directors

Thomas W. Gallagher
General Counsel and Secretary
Flint, Michigan
March 23, 2006

PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS AND NOMINEES
OTHER MATTERS

Citizens Banking Corporation
328 South Saginaw Street
Flint, Michigan 48502
PROXY STATEMENT
     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Citizens Banking Corporation (the “Corporation”) to be used at the annual meeting of shareholders of the Corporation and any adjournments thereof. The annual meeting will be held on April 20, 2006 at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders.
     This proxy statement, the proxy and the notice of annual meeting of shareholders are first being provided to shareholders on or about March 23, 2006.
     The shareholders of the common stock of the Corporation (“Common Stock”) as of the close of business on February 28, 2006 will be entitled to be present and to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon at the meeting. On February 28, 2006, there were 42,878,476 shares of Common Stock outstanding and entitled to vote. The Corporation has no other class of stock issued and outstanding at this time that is entitled to vote at the meeting. The board of directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting. Instead of returning signed proxy cards, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the Internet or telephone voting procedures are included on the enclosed proxy card. Shareholders who vote via the Internet or by telephone do not need to mail their proxy cards. Any proxy or prior Internet or telephone vote may be revoked by the person giving it at any time before the meeting by giving written notice of such revocation to the secretary of the Corporation, by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or, if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the annual meeting.
     The shares represented by properly executed proxies (including those properly voted by telephone or Internet) will be voted in accordance with the instructions provided therein and where no instructions are given, will be voted in favor of the election of the Class I nominee and Class II nominees identified herein. Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to the election of directors, only those cast “for” are included. Withheld votes are counted only for purposes of determining whether a quorum is present at the annual meeting.
     The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. The Corporation has, however, retained the firm of Georgeson Shareholder Communications, Inc., specialists in proxy solicitation, to solicit proxies on its behalf from brokers, bank nominees, and other institutional holders of its stock at an anticipated cost of $8,500 plus certain out-of-pocket expenses. Proxies may also be solicited by directors, officers and other employees of the Corporation and its subsidiaries personally, and by telephone, facsimile, or other means. No additional compensation will be paid to directors, officers, or employees for any such solicitation nor is any such solicitation expected to result in more than a minimal cost to the Corporation. Arrangements may also be made directly by the Corporation with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by them and to obtain authorization for the execution of proxies. The Corporation expects to reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.
The persons named in the proxy to represent shareholders who are present by proxy at the meeting are Edward P. Abbott and Lizabeth A. Ardisana.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The table below includes all of the shareholders of the Corporation known by the Corporation to beneficially own more than five percent of its Common Stock as of February 28, 2006 unless otherwise indicated.

								Common
								Stock
								Beneficially
								Owned as a
								Percentage
								of
	Common Stock							Outstanding
Name and address of	Beneficially	Investment Power			Voting Power			Common
Beneficial Owner	Owned	Sole	Shared	None	Sole	Shared	None	Stock
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 212021/	2,530,210	2,530,210	-0-	-0-	304,660	-0-	2,225,550	5.8%

Barclays Global Investors, N.A./Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 941052/	5,224,325	5,224,325	-0-	-0-	4,998,110	-0-	226,215	12.1%

1/	The information furnished for T. Rowe Price Associates, Inc. is based upon information contained in Form 13G filed with the Securities and Exchange Commission, a copy of which was provided to the Corporation. Such information is as of December 31, 2005. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

2/	The information furnished for Barclays Global Investors, N.A./Barclays Global Fund Advisors is based upon information contained in Form 13G filed with the Securities and Exchange Commission, a copy of which was provided to the Corporation. Such information is as of December 31, 2005.

SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth the number of shares of the Corporation’s Common Stock beneficially owned as of February 28, 2006, together with the percentage of the outstanding shares which such ownership represents, by (i) each director and nominee for election to the board of directors, (ii) each executive officer named in the Summary Compensation Table under “Executive Compensation” and (iii) all directors and executive officers of the Corporation as a group. The information with respect to directors and executive officers has been obtained from the respective individuals and is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the “Commission”) under which a person may be deemed to be the beneficial owner of a security if such person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within the next 60 days. Accordingly, the amounts shown in the following table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission’s reporting requirements.

					Common Stock
					Beneficially Owned as a
	Common Stock		Sole Voting and	Shared Voting and	Percentage of Outstanding
Name	Beneficially Owned1/		Dispositive Power	Dispositive Power	Common Stock
Edward P. Abbott	26,850		26,850	-0-	*
Lizabeth A. Ardisana	4,339		4,339	-0-	*
Charles D. Christy2/	147,207		143,907	3,300	*
Joseph P. Day	11,839		8,339	3,500	*
Richard J. Dolinski	12,339		12,339	-0-	*
William R. Hartman3/	649,903		649,903	-0-	1.5%
Benjamin W. Laird	11,869		11,869	-0-	*
Stephen J. Lazaroff	33,767		33,767	-0-	*
Randall J. Peterson	92,527		92,327	200	*
Clinton A. Sampson	76,040		76,040	-0-	*
John D. Schwab	119,665		119,665	-0-	*
William C. Shedd	15,314		15,314	-0-	*
Kendall B. Williams	13,807		9,797	4,009	*
James L. Wolohan4/	27,030		15,339	11,691	*

All directors and executive officers as a group (24)	1,698,814	5/	1,672,594	26,219	3.9%

*	Represents holdings of less than one percent .

1/	The following table shows the number of shares included in the table (1) that the directors and officers listed in the table have the right to purchase pursuant to options which are exercisable currently or become exercisable within the next 60 days and (2) that are restricted shares granted under the Corporation’s Stock Compensation Plan (the “Stock Plan”) that will become transferable on May 31, 2008, assuming continued employment or service as a director, as the case may be.

		Restricted
Name	Options	Shares
Edward P. Abbott	8,925	414
Lizabeth A. Ardisana	3,425	414
Charles D. Christy	135,598	3,309
Joseph P. Day	7,425	414
Richard J. Dolinski	8,925	414
William R. Hartman	571,435	15,468
Benjamin W. Laird	7,425	414
Stephen J. Lazaroff	8,925	414
Randall J. Peterson	89,742	2,585
Clinton A. Sampson	71,742	2,585
John D. Schwab	110,211	3,102
William C. Shedd	6,425	414
Kendall B. Williams	7,425	414
James L. Wolohan	8,925	414
All Directors and Executive Officers as a group (24)	1,465,008	51,197

2/	The shares shown for Mr. Christy also include 1,000 restricted shares that were awarded to him under the Stock Plan in connection with his appointment as executive vice president and chief financial officer of the Corporation, as to which the vesting restrictions have not yet lapsed. In general, assuming his continued employment, the transfer restrictions on these shares will lapse on September 3, 2006.

[3]	The shares shown for Mr. Hartman also include 7,862 shares that may not be sold by Mr. Hartman during his employment.

4/	The shares shown for Mr. Wolohan include 11,691 shares held by the Wolohan Family Foundation, of which Mr. Wolohan is a trustee. Mr. Wolohan disclaims beneficial ownership of such shares.

5/	The directors and executive officers disclaim beneficial ownership of 11,691 of these shares.

ELECTION OF DIRECTORS
     In accordance with the Corporation’s restated articles of incorporation, the board of directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes will expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The directors whose terms expire at the 2006 annual meeting of shareholders (“Class II directors”) are Joseph P. Day, Benjamin W. Laird, William C. Shedd and James L. Wolohan. Also, Mr. Lawrence O. Erickson, a Class I director, has reached the mandatory retirement age under the Corporation’s retirement policy for directors and did, pursuant to such policy, retire from the board of directors of the Corporation effective February 27, 2006. The board of directors has decided not to replace Mr. Erickson at this time and has taken action to reduce the number of directors to ten effective on the date of the annual meeting. Four nominees will be elected as Class II directors at the 2006 annual meeting of shareholders and one director will be elected as a Class I director. The board of directors has nominated Messrs. Day, Laird, Shedd and Wolohan for election as Class II directors and Mr. Stephen J. Lazaroff for election as a Class I director. Mr. Lazaroff is currently serving on the board of directors as a Class III director with a term expiring in 2007. The board of directors has nominated Mr. Lazaroff as a Class I director in order to balance the number of directors serving in each class as required by the Corporation’s restated articles of incorporation. The term for the Class II directors will expire at the 2009 annual meeting of shareholders and the term for the Class I directors will expire at the 2008 annual meeting of shareholders and in each case upon the election and qualification of their successors. If any of the nominees should be unable to serve, the board of directors may choose to nominate a replacement candidate or the number of directors elected will be automatically reduced by the number of nominees unable to serve. If the board of directors chooses to nominate a replacement candidate then the proxies may be voted for the election of such other person or persons as the board of directors may recommend.
     On the basis of information presently available to the board of directors, only the five persons named above as nominees will be nominated for election as directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.
     The name and age of each nominee and incumbent director, positions and offices currently held with the Corporation and its subsidiaries, his or her five-year business experience, and the year each became a director of the Corporation, according to information furnished by such nominees and incumbent directors, are set forth below.
Nominees

Business Experience During the
Past Five Years, Directorships
			Served	in Certain Corporations, and
			Continuously as a	Principal Occupation if Other
		Positions and Offices with	Director of	Than Current Position With
Name	Age	Corporation and its Subsidiaries	Corporation	Corporation and its Subsidiaries
Joseph P. Day	66	Director of Corporation;	1992	President, Banner Engineering &
		Director of Citizens Bank and		Sales, Inc., a combustion
		Director of Citizens Bank		engineering and manufacturing
		Wealth Management, N.A.		firm.

Benjamin W. Laird	56	Director of Corporation and	2001	Attorney, Godfrey & Kahn, S.C.
Director of Citizens Bank.

Stephen J. Lazaroff	52	Director of Corporation and	1997	President, Diversified
		Director of Citizens Bank.		Precision Products, Inc., a
special cutting tool
manufacturer serving the
automotive and hydraulic
fittings industries.

Business Experience During the
Past Five Years, Directorships
			Served	in Certain Corporations, and
			Continuously as a	Principal Occupation if Other
		Positions and Offices with	Director of	Than Current Position With
Name	Age	Corporation and its Subsidiaries	Corporation	Corporation and its Subsidiaries
William C. Shedd	67	Director of Corporation and	1982	Member of the law firm Shedd,
		Director of Citizens Bank.		Fraiser & Grossman, PLLC from
November 2001 to present. Of
counsel to the law firm of
Winegarden, Shedd, Haley,
Lindholm & Robertson, PLC from
December 1999 to November 2001.
Previously an attorney and
partner with such firm.

James L. Wolohan	54	Director of Corporation and	1997	Chairman, President and Chief
		Director of Citizens Bank.		Executive Officer of Wolohan
Lumber Co., a retailer of
lumber, building materials and
home improvement products.

Class III Continuing Directors – Term Expiring in 2007

Business Experience During the
Past Five Years, Directorships
			Served	in Certain Corporations, and
			Continuously as a	Principal Occupation if Other
		Positions and Offices with	Director of	Than Current Position With
Name	Age	Corporation and its Subsidiaries	Corporation	Corporation and its Subsidiaries
Richard J. Dolinski	65	Director of Corporation and	2001	President and Chief Executive
		Director of Citizens Bank.		Officer, Dolinski Associates, Inc.,
a management consulting firm;
President, The Legacy Center
for Student Success, a
non-profit organization
focusing on non-school related
learning impediments.

William R. Hartman	57	Chairman, President and Chief	2002	Chairman of Corporation from
		Executive Officer of		January 2003 to present.
		Corporation and of Citizens		President and Chief Executive
		Bank; and Chairman of Citizens		Officer of Corporation and
		Bank Wealth Management, N.A.		Chairman, President and Chief
Executive Officer of Citizens
Bank from February 2002 to
present. Chairman of Citizens
Bank Wealth Management, N.A.
from June 2002 to present.
Chairman, President and Chief
Executive Officer, Bank
One-Ohio, N.A. and Bank
One-Kentucky, N.A. from May
2000 to February 2002.

Kendall B. Williams	53	Director of Corporation and	1992	Attorney and Counselor,
		Director of Citizens Bank.		The Williams Firm, P.C.

Class I Continuing Directors – Term Expiring In 2008

Business Experience During the
Past Five Years, Directorships
			Served	in Certain Corporations, and
			Continuously as a	Principal Occupation if Other
		Positions and Offices with	Director of	Than Current Position With
Name	Age	Corporation and its Subsidiaries	Corporation	Corporation and its Subsidiaries
Edward P. Abbott	66	Director of Corporation;	1982	President and Chief Executive
		Director of Citizens Bank and		Officer, Abbott's Meat, Inc., a
		Director of Citizens Bank		wholesale and retail meat
		Wealth Management, N.A.		distributor.

Lizabeth A. Ardisana	54	Director of Corporation;	2004	Chief Executive Officer and
		Director of Citizens Bank and		owner of ASG Renaissance, a
		Director of Citizens Bank		technical and communication
		Wealth Management, N.A.		services firm.

Meetings Of Directors And Committees Of The Board Of Directors
     During 2005, nine meetings of the board of directors of the Corporation were held. During such period, all incumbent directors attended at least 75% of the aggregate of the number of meetings of the board of directors and the number of meetings held by the committees on which they serve.
     The Corporation has several committees on which members of the board of directors serve, including a compensation and human resources committee, a corporate governance and nominating committee, and an audit committee. The board of directors has adopted a charter for each of these three committees. The charters are accessible on the Governance Documents page of the Investor Relations Section of the Corporation’s website at www.citizensonline.com. The audit committee meets quarterly and on call when needed, and the compensation and human resources committee and the corporate governance and nominating committee meet on call. The board of directors has determined that all of the directors, other than Mr. Hartman, including all the committee members, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market (“Nasdaq”).
     The compensation and human resources committee met eight times during 2005 and is currently comprised of the following directors: Kendall B. Williams, chairman; Benjamin W. Laird, vice chairman; Lizabeth A. Ardisana and Stephen J. Lazaroff. The responsibilities of the committee include approval of all aspects of corporate executive compensation and administration of the Corporation’s compensation and benefits plans.
     The corporate governance and nominating committee met three times during 2005 and is currently comprised of the following directors: James L. Wolohan, chairman; Stephen J. Lazaroff, vice chairman; Benjamin W. Laird and Kendall B. Williams. The responsibilities of the committee are: to establish criteria for board and committee membership and to recommend committee appointments; to review candidates qualifications and possible conflicts; to assess contributions of current directors in relation to whether they should be renominated; to ensure that a substantial majority of directors are independent; to review the Corporation’s process for providing information to the board of directors; to recommend corporate governance principles to the board of directors; to oversee and evaluate the effectiveness of the board; to determine a desirable balance of expertise among board members; to identify qualified candidates to fill board positions and provide aid in attracting them to the board of directors; to recommend the slate of director nominees to the board of directors for inclusion in the Corporation’s proxy statement for election by the shareholders at the annual meetings; to consider director nominees proposed by shareholders; and to handle such other matters as may be properly delegated to the committee by the board of directors. The committee uses a number of means to identify director candidates, including requesting recommendations from existing board members and others, hiring an independent search firm or consultant, and considering candidates submitted by shareholders. If the committee hires an independent search firm or consultant, in exchange for a fee such firm or consultant will provide the committee with the names of director candidates that meet criteria established by the committee. When evaluating a director candidate, the committee looks at the candidate’s qualifications in light of the needs of the board and the Corporation at that time given the then current mix of director expertise. For a description of procedures for submitting nominations to the committee, see “Shareholder Proposals and Nominees.”
     The audit committee met fifteen times during 2005 and is currently comprised of the following directors: Richard J. Dolinski, chairman; James L. Wolohan, vice chairman; Benjamin W. Laird; and William C. Shedd. The board of directors has determined that each of the members of the committee is “independent,” as independence is defined in the applicable Nasdaq rules for audit committee members. The board of directors has also determined that Mr. Wolohan is an “audit committee financial expert” as defined by applicable Commission rules and that each of the audit committee members satisfies all other qualifications for audit committee members set forth in the applicable Nasdaq rules. The responsibilities of the committee are: to oversee the Corporation’s financial reporting process and the internal accounting controls for the internal audit function of the Corporation and its subsidiaries; to appoint, compensate, oversee, evaluate and replace if necessary the external auditors; to approve in advance all audit services, to ensure that a written statement is received from the external auditors setting forth all relationships with the Corporation; to act as the Qualified Legal Compliance Committee; to review and approve any related party transactions; to review the annual audit plan with the independent auditors and the General Auditor; to oversee the Corporation’s legal, compliance, and ethics policies; and to review the results of the internal and independent audits of the Corporation.
Report Of The Audit Committee
     In accordance with its written charter adopted by the board of directors, the audit committee of the board of directors (the “Audit Committee”) assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation.
     The Audit Committee received and reviewed a statement from the independent auditors describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.
     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
     The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2005 with management and the independent auditors.
     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed the independent auditors to serve as such for 2006.
The Audit Committee of the Board of Directors:
Richard J. Dolinski, Chairman
James L. Wolohan, Vice Chairman
Benjamin W. Laird
William C. Shedd

Annual Meeting Attendance
     The Corporation encourages all members of its board of directors to attend the annual shareholders meetings but it has not adopted a formal policy requiring such attendance. All of the members of the board of directors of the Corporation who were directors at the time of the 2005 annual meeting of shareholders, except Mr. Laird, attended such meeting.
Lead Independent Director
     Mr. James L. Wolohan currently serves as the Lead Independent Director of the board of directors. He was elected to such position by the independent members of the board of directors on October 20, 2005. The Lead Independent Director position is reviewed annually at the annual organization meeting of the board of directors. The Lead Independent Director chairs the executive session portion of each meeting of the board of directors, during which management is not present, and serves as the primary liaison between the independent members of the board of directors and the Corporation’s chairman and chief executive officer.
Compensation Of Directors
     During 2005, directors of the Corporation were paid an annual retainer of $20,000 plus the sum of $1,500 for attendance at each meeting of the board of directors and each committee upon which they serve unless attendance is by conference phone and then the fee is reduced to $750 per meeting. The chairperson of the audit committee receives an additional annual retainer of $10,000, the chairpersons of the compensation and human resources committee and the risk management committee receive additional annual retainers of $7,500 each and the chairperson of the corporate governance and nominating committee receives an additional annual retainer of $5,000. The Lead Independent Director is paid an additional annual retainer of $2,500. Committee members who are also employees of the Corporation do not receive fees for committee meeting attendance or an additional annual retainer for service as chairman of any committee of the board of directors. In addition, each nonemployee director serving on the board of directors on May 31, 2005 received, pursuant to the Stock Plan, (i) a grant of 414 restricted shares of Common Stock which restrictions in general will lapse on May 31, 2008 assuming that the director is still serving as a director of the Corporation on such date; and, (ii) a grant of a non-qualified stock option to purchase 1,175 shares of Common Stock at an exercise price of $29.02, which was the fair market value per share of Common Stock on the date of grant. Each such option has a term of ten years and is fully exercisable at the time of grant. Also, directors may participate in the Directors Deferred Compensation Plan. Pursuant to the provisions of this plan, directors may elect to defer up to 100% of their retainer, meeting and committee fees until such time as they cease all of their directorships with the Corporation and its subsidiaries or until the plan is terminated. No additional compensation is paid pursuant to this plan, however.

Executive Officers
     The following information is provided for those officers currently designated as executive officers by the Corporation’s board of directors.

			Year Became
			Executive Officer
			of the
Name	Age	Five-Year Business Experience	Corporation
Marilyn K. Allor	60	Senior Vice President and	2002
		Director of Human Resources
		of Corporation and of
		Citizens Bank (June 1996 to
		present).

Charles D. Christy	48	Executive Vice President and	2002
		Chief Financial Officer of
		Corporation and of Citizens
		Bank (September 2002 to
		present); Controller of
		Corporation and of Citizens
		Bank (November 2004 to May
		2005); Director of Strategy
		and Acquisitions-Investment
		Management Group, Bank One
		Corporation (January 2002 to
		August 2002);
		Treasurer-Retail Line of
		Business, Bank One
		Corporation (January 2000 to
		January 2002).

Roy A. Eon	54	Executive Vice President and	2002
		Manager of Operations and
		Technology of Corporation
		and of Citizens Bank (August
		2002 to present); Manager of
		Operations and Technology,
		First Merchants Corporation
		(November 2001 to August
		2002); Operations Manager,
		One Valley Bank Corporation
		(December 1999 to November
		2001).

Stephen V. Figliuolo	49	Executive Vice President and	2005
		Corporate Risk Officer of
		Corporation and of Citizens
		Bank (May 2005 to present);
		Vice President of Loan
		Operations of Corporation
		and of Citizens Bank
		(October 2004 to May 2005);
		Vice President and
		Production Operations
		Manager of Corporation and
		of Citizens Bank (February
		2003 to October 2004);
		Principal of Processing
		Solutions Group, a provider
		of consulting and other
		services in the fields of
		banking and securities
		(August 2001 to February
		2003); Senior Vice President
		of Wholesale Operations of
		Fleet Bank (June 1998 to
		August 2001).

Thomas W. Gallagher	53	General Counsel of	1989
		Corporation (August 1988 to
		present); Secretary of
		Corporation (January 1989 to
		present); General Counsel
		and Secretary of Citizens
		Bank (August 1988 to
		present); Secretary and
		Manager of Citizens Bank
		Mortgage Company, LLC
		(October 1997 to present).

			Year Became
			Executive Officer
			of the
Name	Age	Five-Year Business Experience	Corporation
William R. Hartman	57	Chairman of Corporation	2002
		(January 2003 to present);
		President and Chief
		Executive Officer of
		Corporation and Chairman,
		President and Chief
		Executive Officer of
		Citizens Bank (February 2002
		to present); Chairman,
		Citizens Bank Wealth
		Management, N.A. (June 2002
		to present); Chairman,
		President and Chief
		Executive Officer, Bank
		One-Ohio, N.A. and Bank
		One-Kentucky, N.A. (May 2000
		to February 2002).

James A. Hawking	58	Senior Vice President and	2004
		General Auditor of
		Corporation and of Citizens
		Bank (September 2004 to
		present); Senior Vice
		President and Director of
		Strategy and Planning of
		Corporation and of Citizens
		Bank (February 2003 to
		September 2004); Independent
		Bank Consulting Practice
		(September 2001 to January
		2003); Vice President of the
		Retail Bank of Bank One
		Corporation (September 1998
		to August 2001).

Wendy K. Hemingway	40	Senior Vice President and	2003
		Director of Commercial
		Products and Sales of
		Corporation (August 2003 to
		present); Vice President and
		Treasury Director/Director
		of Public Funds of Fifth
		Third Bank (April 1999 to
		July 2003).

Judith L. Klawinski	45	Senior Vice President and	2005
		Head of Retail Delivery of
		Corporation (July 2005 to
		present); Senior Vice
		President and District
		Manager of Citizens Bank
		(November 2002 to July
		2005); Senior Vice President
		and Regional Retail
		Executive of Citizens Bank
		(July 1998 to November
		2002).

John J. Owens	54	Senior Vice President and	2005
		Chief Marketing Officer of
		Corporation and of Citizens
		Bank (March 2005 to
		present); Senior Vice
		President and Director of
		Marketing of TCF Bank,
		Detroit, Michigan (March
		2000 to March 2005).

Randall J. Peterson	60	Executive Vice President and	2003
		Regional Chairman of
		Corporation - Wisconsin and
		Iowa (April 2003 to
		present); Consultant to
		Halron Oil Co., Inc.
		(February 2002 to April
		2003); President and Chief
		Executive Officer of
		Associated Bank Green Bay
		and Executive Vice President
		of Associated Banc-Corp.
		(December 1998 to January
		2002).

			Year Became
			Executive Officer
			of the
Name	Age	Five-Year Business Experience	Corporation
Jeffrey A. Powell	48	Senior Vice President,	2005
		Controller and Chief
		Accounting Officer of
		Corporation (May 2005 to
		present); Vice President and
		Director of Finance of
		Corporation (February 2003
		to May 2005); Director of
		Information Systems of
		Education One Group
		(September 2000 to February
		2003).

Clinton A. Sampson	60	Executive Vice President and	2003
		Regional Chairman of
		Corporation - Michigan
		(November 2003 to present);
		President, Northeast Ohio
		Region of Bank One
		Corporation (December 2002
		to October 2003); President,
		Cleveland Market of Bank One
		Corporation (September 1999
		to December 2002).

James A. Schmelter	43	Executive Vice President for	2003
		Wealth Management of
		Corporation and President of
		Citizens Bank Wealth
		Management, N.A. (September
		2003 to present); Market
		Business Manager, Private
		Client Sales of Bank One
		Corporation (August 2001 to
		August 2003); First Vice
		President, Commercial
		Banking of Bank One
		Corporation (January 1999 to
		July 2001).

John D. Schwab	61	Executive Vice President and	2002
		Chief Credit Officer of
		Corporation and of Citizens
		Bank (November 2002 to
		present); Senior Vice
		President and Senior Credit
		Officer of Bank One
		Corporation (November 1998
		to July 2002).
Code of Ethics
     The Corporation has a code of ethics that applies to all of its employees and its directors. The code of ethics, as currently in effect (together with any amendments that may be adopted from time to time), is posted on the Corporation’s website at www.citizensonline.com. In the future, to the extent any waiver is granted with respect to the code of ethics that requires disclosure under applicable Commission rules, such waiver will be posted on the website at the address specified above.

EXECUTIVE COMPENSATION
     The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation who were serving as such at December 31, 2005 (the “Named Officers”) for each of the last three calendar years:
SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term
						Compensation
						Awards
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
Name and Principal					Compensation	Awards	Options/	Compensation3/
Position	Year	Salary ($)	Bonus ($)		($)1/	($)2/	SARs(#)	($)
William R. Hartman	2005	654,771	506,200			449,190	43,935	47,291
Chairman, President and	2004	591,807	330,930				77,500	43,152
Chief Executive Officer	2003	571,154	292,214				225,000	41,402

Charles D. Christy	2005	290,155	149,200			96,093	9,398	10,927
Executive Vice President	2004	265,846	113,215				16,200	11,095
and Chief Financial Officer	2003	260,000	101,640				25,000	10,278

John D. Schwab	2005	241,262	125,000			90,082	8,811	16,699
Executive Vice President	2004	235,042	103,037				14,400	16,595
& Chief Credit Officer	2003	225,961	89,913				22,000	42,344

Clinton A. Sampson	2005	236,154	95,200			75,068	7,342	12,795
Executive Vice President	2004	230,115	78,404		48,325		14,400	12,825
and Regional Chairman4/	2003	25,096	175,000	5/			50,000	163,183	6/

Randall J. Peterson	2005	231,155	92,200			75,068	7,342	14,546
Executive Vice President	2004	225,115	75,580				14,400	11,930
and Regional Chairman7/	2003	159,923	93,601	8/			68,000	4,084

1/	Perquisites paid by the Corporation to the Named Officers, other than Mr. Sampson, did not exceed the lesser of $50,000 or 10% of salary and bonus paid for the year and, therefore, has been excluded pursuant to applicable Commission rules. The amount set forth for Mr. Sampson in 2004 represents a country club membership and annual dues.

2/	The amounts set forth in the table for 2005 represent values as of the grant date. The total number of restricted shares and the value of these holdings for each Named Officer as of December 31, 2005, based on the fiscal year end closing price of $27.75 per share are as follows: Mr. Hartman 23,330 shares valued at $647,407, Mr. Christy 4,309 shares valued at $119,574, Mr. Schwab 3,102 shares valued at $86,080, Mr. Sampson 2,585 shares valued at $71,733, and Mr. Peterson 2,585 shares valued at $71,733. Dividends paid by the Company on shares of Common Stock are paid on restricted stock..

3/	The amounts set forth in the “All Other Compensation” column for 2005 represent: (i) matching contributions on behalf of each of the Named Officers to the Corporation’s Section 401(k) Plan in the amount of $9,450; (ii) insurance payments with respect to term life insurance as follows: Mr. Hartman $5,091, Mr. Christy $1,477, Mr. Schwab $7,249, Mr. Sampson $3,345 and Mr. Peterson $5,096; and (iii) director fees in the amount of $32,750 paid to Mr. Hartman for services as a director of the Corporation.

4/	Mr. Sampson was hired by the Corporation in November 2003.

5/	The bonus amount reported for 2003 consists of a $100,000 signing bonus paid to Mr. Sampson in connection with his hiring and relocation to Michigan and a $75,000 guaranteed bonus paid to Mr. Sampson under the Corporation’s Management Incentive Plan.

6/	The amount set forth in the “All Other Compensation” column for Mr. Sampson in 2003 consists of relocation assistance in the amount of $35,945 and an insurance payment with respect to term life insurance in the amount of $238. In addition, in connection with Mr. Sampson’s relocation, the Corporation agreed to purchase his former residence at fair market value as determined by an appraisal process performed at the Corporation’s request. The residence was subsequently sold in January 2005 for $127,000 less than the purchase price.

7/	Mr. Peterson was hired by the Corporation in April 2003.

8/	Of the $93,601 bonus figure shown for Mr. Peterson, $25,000 represents a signing bonus.

Stock Option Grants
     The following table contains information concerning the grant of stock options under the Stock Plan to the Named Officers during 2005.
OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants1/
	Number of	% of Total
	Securities	Options/
	Underlying	SARs
	Options	Granted to	Exercise or		Grant Date
	/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year	($/sh)	Date	($)2/
W.R. Hartman	43,935	13.12%	29.02	5-31-15	299,197

C.D. Christy	9,398	2.81%	29.02	5-31-15	64,000

J.D. Schwab	8,811	2.63%	29.02	5-31-15	60,003

C.A. Sampson	7,342	2.19%	29.02	5-31-15	49,999

R.J. Peterson	7,342	2.19%	29.02	5-31-15	49,999

1/	These stock options are nonqualified stock options and were granted on May 31, 2005 pursuant to the Stock Plan. All of the options granted have a term of ten years and are exercisable in full.

2/	The Grant Date Present Value is determined by multiplying the number of shares subject to options awarded to each of the named officers by $6.81, which is the economic value per option as determined in accordance with the Black-Scholes model for valuing stock options. The application of the Black-Scholes model was based on the following assumptions:
Risk-free rate of return — 4.44%
Time of exercise — 10 years
Volatility — 27.82%
Dividend yield — 3.62% ($1.14 per share)
The actual value of such options is dependent upon actual appreciation in the market price of the Common Stock during the term of the options.

Option/SAR Exercises and Holdings
     The following table provides information, with respect to the Named Officers, about the unexercised options and stock appreciation rights held as of the end of 2005. None of the Named Officers exercised any options or stock appreciation rights during 2005.

	Number of Securities
	Underlying Unexercised		Value of Unexercised In-the-
	Options/SARs at Fiscal		Money Options/SARs at
	Year End (#)		Fiscal Year End ($)1/
Name	Exercisable	Unexercisable2/	Exercisable	Unexercisable2/
W.R. Hartman	571,435	- 0 -	391,500	- 0 -
C.D. Christy	135,598	- 0 -	208,400	- 0 -
J. D. Schwab	110,211	- 0 -	209,880	- 0 -
C.A. Sampson	71,742	- 0 -	- 0 -	- 0 -
R.J. Peterson	89,742	- 0 -	263,820	- 0 -

1/	The value set forth in the table was calculated by subtracting the exercise price of the options from the closing price of the Common Stock at year end and then multiplying the difference by the number of shares subject to such options.

2/	During 2005 the compensation and human resources committee and the board of directors of the Corporation accelerated the vesting of unvested stock options outstanding under the Stock Plan for all active employees and directors. The accelerated vesting of these outstanding stock options was implemented primarily to reduce non-cash compensation expense that would otherwise have to be recorded in the Corporation’s income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123(R) “Share-Based Payment” in January 2006.
Pension Plans
     Effective January 1, 2002, the Corporation’s final average pay defined benefit pension plan was changed to a cash balance defined benefit pension plan. Although benefits earned through December 31, 2001 under the final pay pension plan are protected as minimum benefits and participants have a five-year window to elect either old or new benefits, all future benefits otherwise will be earned under the cash balance pension plan. Each of the Named Officers other than Mr. Peterson are participants in the cash balance defined benefit pension plan.
     The Corporation also has a separate cash balance defined benefit pension plan for employees working in Iowa and Wisconsin that became effective January 1, 2000. Mr. Peterson participates in this plan.
     In addition, Mr. Hartman has a supplemental retirement arrangement, which is described below, that provides a minimum guaranteed pension amount at normal retirement age.

     Cash Balance Pension Plan. As of January 1, 2002, following the phase-out of the old final average pay pension plan, each participant’s age 65 lifetime annuity benefit under the final average pay pension plan was converted to a present value amount, based on stated assumptions of life expectancy and interest rates. This amount was then increased by 5% as a special one-time plan inception contribution, yielding each participant’s January 1, 2002 opening cash balance in the cash balance pension plan, which is shown on the plan’s records as a bookkeeping account. Again, no Named Officer has such a benefit under the plan.
     At the close of each subsequent year of participation in the plan, an employee’s cash balance pension plan account is credited with two amounts. First, there is a credit of 4% of the participant’s total compensation earned for the year. For this purpose, compensation includes a participant’s base salary, plus bonuses, overtime and taxable fringe benefits, as well as any elective salary reduction contribution made by the participant to the Corporation’s 401(k) plan. However, the plan does not consider annual compensation in excess of the federal tax law limit, which was $210,000 for 2005. Participants who were age 35 or older with at least 10 years of service as of December 31, 2001 also receive an additional annual transition credit as follows: ages 35-39 0.5%; ages 40-44 1.5%; ages 45-49 2.5%; and ages 50 and older 3.0%. No Named Officer is eligible for this transition credit. Second, each participant’s bookkeeping account as of January 1 of each year is credited with interest at an assumed rate equal to the 30-year U.S. Treasury bond rate in effect for November of the previous year. The rate used for 2005 was 4.89%.
     Participants working in Iowa and Wisconsin and participating in the Corporation’s separate cash balance pension plan earn benefits under that plan in essentially the same manner, except the benefits are earned from the later of January 1, 2000 or date of first eligibility for the plan, and there are no transition credits.
     Participants in both cash balance pension plans are entitled to a lump sum distribution of their accumulated bookkeeping account upon retirement or may elect to have this balance transferred to one of various lifetime annuity options using the plan’s stated actuarial assumptions for the age at which payments are to begin. There is no offset for Social Security or other benefits. Estimated lump sum benefits, based on projected future earnings and interest rates, and corresponding annual lifetime annuity amounts, payable at age 65 to each of the Named Officers, are as follows:

	Projected Lump Sum Balance	Alternative Annual Life
Name	Plan Benefit at Age 65	Annuity Benefit at Age 65
W. R. Hartman	$144,208	$12,114

C. D. Christy	$375,540	$31,540

J. D. Schwab	$82,533	$6,933

C. A. Sampson	$74,543	$6,262

R. J. Peterson (participates in the IA/WI cash balance pension plan)	$83,431	$7,008
     The Corporation has an agreement with Mr. Hartman providing that he will be entitled to receive a supplemental benefit from the Corporation if the sum of his pension benefits under the cash balance pension plan described above and Social Security retirement benefits at age 65 do not equal at least 60% of his average annual base salary and bonus over the consecutive 36-month period in which he received the highest compensation during his final 60 months of employment, with appropriate percentage reductions in the event of his retirement before age 65. For Mr. Hartman, this minimum benefit payable monthly for life commencing at age 65 is estimated to be $52,027.

Change in Control, Severance and Employment Agreements
     The Corporation has change in control agreements with each of the Named Officers. Each agreement provides severance benefits to the Named Officer if there is a change in control of the Corporation and the Named Officer’s employment with the Corporation is actually or constructively terminated at any time within three months prior to or on the date of such change in control, or within twenty-four months thereafter. A “change in control” of the Corporation is generally defined as the acquisition by any person or group of 20% or more of the outstanding Common Stock in a transaction which has not been approved by a majority of the board of directors, a liquidation or dissolution of the Corporation, a sale of substantially all of the assets of the Corporation, a merger, consolidation or combination in which the shareholders of the Corporation immediately before such a transaction do not continue to control more than 65% of the voting power of the resulting entity or, under certain circumstances, a change in the majority of the members of the board of directors within a two-year period. A Named Officer’s employment is deemed to have been constructively terminated following a change in control if (i) there is a significant reduction in the scope of the Named Officer’s authority or in the extent of such Officer’s powers, functions, duties or responsibilities, (ii) there is a reduction in the Named Officer’s rate of compensation, (iii) fringe benefits are not provided to such Named Officer on a basis commensurate with other executives of the Corporation, or (iv) there are changes in the Named Officer’s responsibilities which would require moving such Officer’s job location outside of lower Michigan or, in the case of Mr. Peterson, the State of Wisconsin.
     Each change in control agreement continues until two years after a change in control of the Corporation and generally provides severance benefits of a lump-sum payment equal to three years salary and three years bonus plus medical, dental and life insurance coverage for a period of three years. Further, each change in control agreement provides for additional payments to make the Named Officer whole, on an after-tax basis, for any excise tax imposed by Section 4999 of the Code. Any Named Officer whose employment is terminated and who thereafter receives the benefits provided under such change in control agreement may not, for a period of twenty-four months following termination of employment, accept employment, consult for or otherwise assist any other financial institution which conducts business from a location within fifty (50) miles of any location of the Corporation or its subsidiary banks.
     The Corporation entered into an employment agreement with Mr. Hartman in February 2002 in connection with his appointment as chief executive officer of the Corporation. This agreement was amended and restated in May 2003 (the “Amended Agreement”). The Amended Agreement is for a five year term with automatic one year extensions commencing on the first anniversary date and continuing each year thereafter unless notice of nonrenewal is provided by either of the parties. The Amended Agreement provides for a minimum base salary of $575,000 as well as participation in the Corporation’s executive compensation and benefit plans. If Mr. Hartman’s employment is terminated without cause, he is entitled to a lump sum payment equal to five times his current base salary plus his average annual bonus over the preceding five years, and all outstanding options and restricted stock held by him will immediately vest. Mr. Hartman has agreed not to compete with the Corporation during the term of the agreement or for five years after termination.

Compensation And Human Resources Committee Report On Executive Compensation
     The compensation and human resources committee (the “Compensation Committee”) of the board of directors of the Corporation presently consists of four directors who are not employed by the Corporation and are not eligible to participate in any of the Corporation’s benefit plans other than the Stock Plan and the Directors Deferred Compensation Plan. The following report is submitted by the Compensation Committee.
     Overview and Philosophy. The Compensation Committee, pursuant to authority delegated by the board of directors of the Corporation, is responsible for determining and implementing compensation and benefit systems for executive officers and other employees of the Corporation. The Compensation Committee determines the annual salaries and other compensation for executive officers based upon recommendations from the Corporation’s chief executive officer, as well as information from the Corporation’s human resources department and independent outside consultants. With respect to the compensation of the Corporation’s chief executive officer, in addition to the utilization of the Corporation’s human resources department and independent outside consultants, the members of the board of directors also provide input and recommendations through a formal performance review process involving all of the members of the board of directors. The Compensation Committee’s determinations relating to executive compensation are intended to:
*	align the financial interests of the executive officers with the long-term interests of the Corporation’s shareholders;

*	attract and retain high performing executive officers to lead the Corporation to greater levels of profitability; and

*	motivate executive officers to attain the Corporation’s performance goals by placing a significant portion of such officers’ compensation at risk relative to achievement of Corporate goals.
     In furtherance of these objectives, the compensation package structured for the Corporation’s executive officers has three primary components: base compensation (including salary, pension, welfare benefits and perquisites), annual cash bonus awards, which may be made under the Management Incentive Plan (“MIP”) or otherwise, for performance during the year, and long-term, stock-based compensation generally awarded under the Stock Plan. The Stock Plan provides for stock-based compensation and is intended to motivate participants and promote the long-term growth and profitable operation of the Corporation.
     Base Compensation. Given the Compensation Committee’s continuing emphasis on performance-based long-term and short-term compensation, base compensation for executive officers has been established by the Compensation Committee at competitive levels based upon information available to the Compensation Committee. Such information includes compensation for corresponding executive positions at peer group financial institutions, with a similar company focus, growth and earnings factors, asset size, and outside investment analyst reviews. Executive officer salaries are evaluated by the Compensation Committee on an annual basis utilizing information from independent outside compensation consultants, the Corporation’s human resources department and the Corporation’s chief executive officer. In addition, input from the members of the Corporation’s board of directors is utilized through a formal performance review process with respect to the salary of the chief executive officer. To determine the actual base salary for each executive officer, the Compensation Committee also takes into account individual performance, experience, and unique contributions or needs for certain expertise required by the Corporation.

     Base Compensation of Chief Executive Officer. The Compensation Committee reviewed Mr. Hartman’s performance for 2004 in March of 2005. In the performance review for Mr. Hartman the Compensation Committee cited several accomplishments of Mr. Hartman during 2004 including the following: i) his continued development and upgrade of the Corporation’s management team, ii) his oversight in developing and implementing new products and services of the Corporation, especially in the areas of retail banking, wealth management and treasury management , iii) his continuing effort and success relative to the Corporation’s Southeastern Michigan market expansion strategy, iv) the steady progress relative to the turnaround of the Corporation’s Wisconsin franchise, v) his oversight in the development of additional internal controls particularly those associated with the financial reporting process, and vi) the development of a management succession plan. In awarding Mr. Hartman an increase in base salary of 13.71% effective April 15, 2005, the Committee took into consideration both the above cited accomplishments as well as information prepared by the Corporation’s outside compensation consultants which demonstrated that such an increase was necessary to bring Mr. Hartman’s base salary up to a level commensurate with that of other chief executive officers of peer group financial institutions.
     Bonus Compensation. All of the Corporation’s executive officers participate in the MIP. The MIP is designed to motivate participating officers of the Corporation and its subsidiaries to achieve strategic goals; to strengthen links between pay and the performance of the Corporation; and to align management’s interests more closely with the interests of shareholders. Under the MIP, a bonus is paid only if the Corporation achieves specified earnings per share and return on equity targets. Target bonus amounts for executives are generally comprised of a 75% nondiscretionary portion and a 25% discretionary portion. The nondiscretionary portion of each bonus is a function of (i) the executive’s salary, (ii) the “participation rate” established by the Compensation Committee for the executive, and (iii) the performance of the Corporation. Corporate performance was measured in 2005 in terms of achieving at least minimum specified targets for a) net interest income, b) fee income, c) expenses, d) net charge offs, and e) non-performing assets, with a portion of the non-discretionary bonus amount awarded based on the extent to which each minimum target is exceeded, up to a specified maximum amount. These targets are weighted so as to place the most emphasis on net interest income, less on fee income, still less on expenses and the least on net charge-offs and non-performing assets. The discretionary portion of each bonus is determined through quantitative goals pertaining to the executive’s area of responsibility and a subjective analysis of each of the executive’s performance.
     Chief Executive Officer Award. The bonus earned by Mr. Hartman in 2005 was awarded to him under the MIP in early 2006 and the amount was determined in the manner described above, which was approximately 99.25% of his target bonus amount. As a result of the Corporation’s performance in 2005, Mr. Hartman received the maximum target bonus amount with respect to the net interest income, net charge-offs and fee income performance measures, and also received a portion of the target bonus amount with respect to the performance measures relating to nonperforming assets and expenses.
     Long-Term Stock-Based Compensation. The Stock Plan provides for a variety of different types of compensation arrangements, such as stock options, restricted stock and stock appreciation rights, which increase in value as the value of the Common Stock increases. The purpose of these and similar long-term compensation arrangements is to more closely align the financial interests of executive officers and other key employees with the long-term interests of the Corporation’s shareholders by linking a significant portion of their compensation directly to stock price growth or decline.

     In furtherance of such purpose, the Compensation Committee generally makes annual grants to executive officers under the Stock Plan. In 2005, the Committee made grants of both stock options and restricted stock. The stock options have an exercise price equal to the fair market value of the Common Stock on the date of grant, were granted with a term of 10 years and are immediately exercisable. The restricted stock grants generally “cliff vest” following the third anniversary of the grant date after which time the restrictions lapse and the shares may be traded. The Compensation Committee has adopted equity grant guidelines covering each executive officer position to reflect competitive practices of other similarly situated financial institutions. These guidelines were developed with the assistance of the Corporation’s outside compensation consultants and they establish a target economic value (the “Target Value”) of equity compensation for each executive officer position. In 2005, the Target Value was paid to executive officers under the Stock Plan 40% in stock options (the “Stock Option Portion”) and 60% in restricted stock (the “Restricted Stock Portion”). With respect to the Stock Option Portion, a Black-Scholes analysis was performed to determine the value of an option to be awarded and the number of options awarded to the executive was determined by dividing this per option value into the Stock Option Portion. With respect to the Restricted Stock Portion, the fair market value of the Common Stock on the date of grant was divided into the Restricted Stock Portion to determine the number of restricted shares to be granted. While the above-described guidelines are utilized to determine the general parameters of an award, the number of stock options and restricted shares may be increased or decreased by the Compensation Committee based upon its evaluation of the officer’s individual performance during the prior year.
     Chief Executive Officer Long-Term Compensation. Mr. Hartman received a restricted stock grant of 15,468 shares and an option grant in the amount of 43,935 shares during 2005 pursuant to the process described above.
     Deductibility of Executive Compensation. Section 162(m) of the Code restricts the deductibility of executive compensation paid to the Corporation’s Chief Executive Officer and any of the four other most highly compensated executive officers at the end of any fiscal year to not more than $1,000,000 in annual compensation (including gain from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The Stock Plan and its predecessor plans contain a restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under the Stock Plan and its predecessor plans to comply with these conditions and be exempt from the Section 162(m) restriction on deductibility.
     Other components of the Corporation’s compensation program may result in payments from time to time which would be subject to the restriction on deductibility. However, the Compensation Committee believes that it may be appropriate from time to time to exceed the limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Corporation and its shareholders. The Compensation Committee does not expect the nondeductible amount of executive compensation to be material to the Company. As a result, the Compensation Committee has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee intends to continue to evaluate from time to time the advisability of qualifying future executive compensation programs for exemption from the Section 162(m) restriction on deductibility.

KENDALL B. WILLIAMS, CHAIRMAN
BENJAMIN W. LAIRD, VICE CHAIRMAN
LIZABETH A. ARDISANA
STEPHEN J. LAZAROFF

Shareholder Return
     Set forth below is a graph which summarizes the cumulative return experienced by the Corporation’s shareholders over the past five years compared with the S&P 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index. Such presentation assumes that the value of the investment in the Corporation’s Common Stock and each index was $100 on December 31, 2000 and that all dividends were reinvested.
Cumulative Total Returns
Five Years Ended December 31, 2005
Value At Year End

Compensation Committee Interlocks And Certain Transactions And Relationships
     Compensation Committee Interlocks and Insider Participation. Ms. Lizabeth A. Ardisana and Messrs. Benjamin W. Laird, Stephen J. Lazaroff and Kendall B. Williams served on the Compensation Committee throughout the last completed fiscal year. None of these individuals are or have been employees of the Corporation and none have had any transactions with the Corporation requiring disclosure in this proxy statement.
     Other Transactions with Officers and Directors. During 2005, the banking subsidiaries of the Corporation had, and expect to have in the future, banking transactions, in the ordinary course of business, with directors, officers and their associates. These transactions were made on substantially the same terms, including interest rate charges and collateral requirements, as comparable transactions made with unrelated parties prevailing at the time of such transactions and did not involve more than the normal risk of collectability or present other unfavorable features.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the securities laws of the United States, the Corporation’s directors, executive officers and any persons holding more than 10% of the Common Stock (collectively, the “Reporting Persons”) are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Corporation is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Commission, all required reports of Reporting Persons have been timely filed with the Commission since the beginning of 2005.
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
General
     In 2005, Ernst & Young LLP (“E&Y”) performed audit and audit related services for the Corporation and its subsidiaries which included examination of the consolidated financial statements of the Corporation, and consultation with the Corporation and its subsidiaries on accounting and reporting matters. The Audit Committee has appointed E&Y as independent auditors for 2006. Representatives of E&Y will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions that may be asked by shareholders.
Fees
     Audit Fees. E&Y billed the Corporation a total of $1,350,255 and $1,400,350 during 2005 and 2004, respectively, for professional services in connection with the audit of the Corporation’s annual financial statements and the review of the quarterly financial statements during each such year. The amounts shown for 2005 and 2004 include fees relating to the audit of the Corporation’s internal controls over financial reporting and the amount for 2005 also includes fees for services rendered in connection with the Company’s response to recent Commission comments on prior periodic reports.
     Audit Related Fees. E&Y billed the Corporation a total of $88,877 and $100,000 during 2005 and 2004, respectively, for assurance and related services that were related to the performance of the audit and review of the financial statements, including audits of the Corporation’s benefit plans operated through its wholly owned subsidiary, Citizens Bank Wealth Management, N.A.

     Tax Fees. E&Y did not render any service during 2005 relating to tax compliance, tax advice and tax planning and therefore did not bill the Corporation for any such services. During 2004, E&Y billed the Corporation $8,705 for tax compliance, tax advice and tax planning services.
     All Other Fees. E&Y billed the Corporation a total of $33,308 and $30,910 for other services rendered during 2005 and 2004, respectively. These fees related primarily to cash management software usage.
     Although the Corporation has not to date developed a formal process for pre-approval of audit and non-audit services provided by E&Y, it is the policy of the Corporation that the audit committee of the board of directors approve in advance all audit services and permissible non-audit services provided by the Corporation’s independent auditors.
SHAREHOLDER PROPOSALS AND NOMINEES
Shareholder Proposals
     Any proposal by a shareholder of the Corporation to be considered for inclusion in the proxy statement for the 2007 annual meeting must be received by Thomas W. Gallagher, the secretary of the Corporation, by the close of business on November 24, 2006. In addition to applicable rules of the Commission for inclusion of shareholder proposals in the Corporation’s proxy statement, the Corporation’s bylaws provide that, in order for a shareholder proposal to be properly brought before the annual meeting, written notice of such proposal must be given by the shareholder to the secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid, not later than January 20, 2007, which is the 90th day prior to the first anniversary of the 2006 annual meeting. If the annual meeting date has been advanced to a date earlier than March 21, 2007, which is the 30th day prior to the first anniversary of the 2006 annual meeting or delayed to a date later than June 19, 2007, which is the 60th day after the first anniversary of the 2006 annual meeting, then in order to be brought properly before the annual meeting, notice of such proposal must be given within 10 days after the first public disclosure of the date of such meeting in accordance with the procedures set forth in the Corporation’s bylaws. The Corporation also expects the persons named as proxies for the 2007 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Corporation with written notice of such proposal during the period provided in the Corporation’s bylaws.
Nominees
     Shareholders proposing director nominees at any annual meeting of shareholders must provide written notice of such intention, along with certain information regarding the proponent and the nominees as provided in the bylaws, to the secretary of the Corporation not later than the close of business on January 20, 2007, which is the 90th day prior to the first anniversary of the 2006 annual meeting. If the annual meeting date has been advanced to a date earlier than March 21, 2007, which is the 30th day prior to the first anniversary of the 2006 annual meeting or delayed to a date later than June 19, 2007, which is the 60th day after the first anniversary of the 2006 annual meeting, then notice of such intention must be given within 10 days after the first public disclosure of the date of the annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be given by the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the corporate governance and nominating committee. The corporate governance and nominating committee policy is to review the qualifications of candidates submitted for nomination by shareholders and evaluate them using the same criteria used to evaluate candidates submitted by the board for nomination.

Shareholder Communications with the Board of Directors
     Although the Corporation has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that its informal process, in which any communication sent to the board of directors either generally or in care of the Chief Executive Officer, Corporate Secretary, or another corporate officer, has served the board’s and the Corporation’s shareholders’ needs.
     The corporate governance and nominating committee will monitor this matter and may develop more specific procedures. Until any other procedures are developed and posted on the Corporate Governance page in the Investor Relations section of the Corporation’s website at www.citizensonline.com, any communication to the board of directors may be mailed to the board, in care of the Secretary of the Corporation, at 328 South Saginaw Street, Flint, Michigan 48502. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. The Secretary of the Corporation will make copies of all such communications and circulate them to the appropriate director or directors.
OTHER MATTERS
     The board of directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

CITIZENS BANKING CORPORATION

Thomas W. Gallagher
General Counsel and Secretary
Flint, Michigan
March 23, 2006

ANNUAL MEETING OF SHAREHOLDERS OF

CITIZENS BANKING CORPORATION

April 20, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓  Please detach along perforated line and mail in the envelope provided.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Class I Director to serve a two year term and Class II Directors to serve a three year term:
NOMINEES:
☐	for all nominees	¡	Stephen J. Lazaroff	(Class I - two year term)
☐	withhold authority for all nominees	¡ ¡	Joseph P. Day Benjamin W. Laird	(Class II - three year term) (Class II - three year term)
☐	for all except (See instructions below)	¡ ¡	William C. Shedd James L. Wolohan	(Class II - three year term) (Class II - three year term)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

The undersigned acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement dated March 23, 2006 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CITIZENS BANKING CORPORATION
April 20, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of Citizens Banking Corporation (the “Corporation”) hereby appoints Edward P. Abbott and Lizabeth A. Ardisana, or either of them, my proxies or proxy, with full power of substitution to vote all shares of stock of the Corporation that the undersigned would be entitled to vote at the annual meeting of shareholders of the Corporation to be held in the Presidential Ballroom located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Thursday, April 20, 2006 at 10:00 a.m. local time, and at any adjournments thereof upon the election of directors as set forth on the reverse side of this proxy, all of whom are being proposed by the board of directors and in their discretion, upon such other matters as may properly come before the meeting including the election of any person to the board of directors where a nominee named in the proxy statement dated March 23, 2006 is unable to serve or, for good cause, will not serve. Unless a contrary instruction is provided, this proxy when properly executed will be voted FOR each nominee named on the reverse side of this proxy.
For participants in the Corporation’s Amended and Restated Section 401(k) Plan (“Plan”), this card also provides voting instructions to the trustee under the Plan for the undersigned’s allowable portion, if any, of the total number of shares of common stock of the Corporation held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
CITIZENS BANKING CORPORATION
April 20, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

↓  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Class I Director to serve a two year term and Class II Directors to serve a three year term:
NOMINEES:
☐	for all nominees	¡	Stephen J. Lazaroff	(Class I - two year term)
☐	withhold authority for all nominees	¡ ¡	Joseph P. Day Benjamin W. Laird	(Class II - three year term) (Class II - three year term)
☐	for all except (See instructions below)	¡ ¡	William C. Shedd James L. Wolohan	(Class II - three year term) (Class II - three year term)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

The undersigned acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement dated March 23, 2006 and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CITIZENS BANKING CORPORATION
April 20, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of Citizens Banking Corporation (the “Corporation”) hereby appoints Edward P. Abbott and Lizabeth A. Ardisana, or either of them, my proxies or proxy, with full power of substitution to vote all shares of stock of the Corporation that the undersigned would be entitled to vote at the annual meeting of shareholders of the Corporation to be held in the Presidential Ballroom located in the Holiday Inn, Gateway Centre, Flint, Michigan, on Thursday, April 20, 2006 at 10:00 a.m. local time, and at any adjournments thereof upon the election of directors as set forth on the reverse side of this proxy, all of whom are being proposed by the board of directors and in their discretion, upon such other matters as may properly come before the meeting including the election of any person to the board of directors where a nominee named in the proxy statement dated March 23, 2006 is unable to serve or, for good cause, will not serve. Unless a contrary instruction is provided, this proxy when properly executed will be voted FOR each nominee named on the reverse side of this proxy.
For participants in the Corporation’s Amended and Restated Section 401(k) Plan (“Plan”), this card also provides voting instructions to the trustee under the Plan for the undersigned’s allowable portion, if any, of the total number of shares of common stock of the Corporation held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.
(Continued and to be signed on the reverse side)